UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

YOU ON DEMAND HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	ID Number)

375 Greenwich Street, Suite 516
New York, New York 10013
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01 Regulation FD Disclosure.

On June 18, 2015, YOU On Demand Holdings, Inc. (NASDAQ:YOD) (“YOU On Demand”), issued a press release announcing that based on the collaborative success of its original partnership (from August 2014) with Beijing Hiveview Technology Co, Ltd., a wholly owned subsidiary of Dr. Peng Telecom and Media Group, Ltd. (publicly listed on the Shanghai Stock Exchange) (“Dr. Peng Group”), both companies have agreed to expand the existing distribution agreement to closer integrate YOU On Demand’s services with Dr. Peng Group’s branded consumer products and broadband services. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated by reference herein.

The information furnished under this Item 7.01 and in Exhibit 99.1 hereto, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

See the disclosure in Item 7.01 above.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release issued on June 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOU ON DEMAND HOLDINGS, INC.

By: /s/ Weicheng Liu
       Name: Weicheng Liu
       Title: Chief Executive Officer

Date: June  24, 2015